UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

RPX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35146	26-2990113
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Market Plaza
Suite 800
San Francisco, CA 94105
(Address of principal executive offices, including zip code)
(866) 779-7641
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by RPX Corporation (the "Company") on January 28, 2016 to include the financial statements and pro forma financial information required under Items 9.01 (a) and 9.01 (b) in connection with the Company's acquisition of Inventus Solutions, Inc. ("Inventus"), which were excluded from the original Form 8-K in reliance on instructions to such items. The financial statements and information should be read in conjunction with the Company's Current Report on Form 8-K filed on January 28, 2016.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The audited consolidated financial statements of Inventus as of and for the year ended December 31, 2015, together with the notes thereto and the auditors' report thereon are attached hereto as Exhibit 99.1 and incorporated herein by reference. The consent of Inventus's independent auditors is attached as Exhibit 23.1 to this Form 8-K/A.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed balance sheet data of the Company as of December 31, 2015 and the unaudited pro forma condensed combined statements of operations data of the Company for the year ended December 31, 2015 that give effect to the acquisition of Inventus are filed hereto as Exhibit 99.2.
(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Accountant
99.1	Audited consolidated financial statements of Inventus Solutions, Inc., as of and for the year ended December 31, 2015
99.2
Unaudited pro forma condensed combined balance sheet for the Company and Inventus as of December 31, 2015 and unaudited pro forma condensed combined statement of operations of the Company and Inventus for the year ended December 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX Corporation

By:	/s/ MARTIN E. ROBERTS
Martin E. Roberts
General Counsel

Dated: April 8, 2016